EXHIBIT(A)(6)

                           OFFER TO PURCHASE FOR CASH

                            ALL OUTSTANDING SHARES OF

                         DUNES HOTELS AND CASINOS, INC.

                 COMMON STOCK AT $1.00 NET PER COMMON SHARE AND

  SERIES B, $7.50 CUMULATIVE PREFERRED STOCK AT $30.00 NET PER PREFERRED SHARE

                                       BY

                         DUNES HOTELS AND CASINOS, INC.

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            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 P.M.,
        CENTRAL TIME, ON DECEMBER 29, 2000 UNLESS THE OFFER IS EXTENDED.
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                                                                October 31, 2000

      To Our Clients:

      Enclosed for your consideration are the Offer to Purchase dated October 31, 2000 (the "Offer to Purchase") and the applicable Letter(s) of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by Dunes Hotels and Casinos, Inc., a New York corporation (the "Dunes"), to purchase all outstanding shares of its Common Stock, $0.50 par value (the "Common Shares"), and Series B, $7.50 Cumulative Preferred Stock, $0.50 par value (the "Preferred Shares"), at a purchase price of $1.00 per Common Share and $30.00 per Preferred Share, in each case net to the seller in cash without interest thereon and subject to reduction for any applicable federal backup or other withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer. The term "Share" means either a Common Share or a Preferred Share, as applicable.

      Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to ChaseMellon Shareholder Services (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in "THE OFFER--3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

      We are the holder of record (directly or indirectly) of Shares for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The enclosed Letter(s) of Transmittal are furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

      Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

      Please note the following:

      1. The tender price is $1.00 per Common Share and $30.00 per Preferred Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

      2. The Offer is being made for all outstanding Common Shares and Preferred Shares.

      3. The Offer for the Common Shares is conditioned on their being less than 300 holders of record of each of the Preferred Shares and the Common Shares after the closing of the Offer, which would result in the Dunes no longer being a public company.

      4. Any stock transfer taxes applicable to the sale of Shares to the Dunes pursuant to the Offer will be paid by the Dunes, except as otherwise provided in Instruction 6 of the Letters of Transmittal.

      5. The Offer and withdrawal rights will expire at 4:00 p.m., Central Time, on October 31, 2000, unless the Offer is extended.

      6. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of
           (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Book-Entry Transfer Facility (as described in the Offer to Purchase), pursuant to the procedures set forth in "THE OFFER--3. Procedures for Accepting Offer and Tendering Shares" in the Offer to Purchase, (b) the applicable Letter(s) of Transmittal (or a facsimile(s) thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery and (c) any other documents required by the applicable Letter(s) of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time, depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

      If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you do not instruct us to tender your Shares, they will not be tendered.

      The Offer is made solely by the Offer to Purchase and the related Letters of Transmittal and is being made to all holders of Shares. The Dunes is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Dunes becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, the Dunes will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer.

      If, after such good faith effort, the Dunes cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state.

           INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

                   ALL OUTSTANDING SHARES OF COMMON STOCK AND

                   SERIES B, $7.50 CUMULATIVE PREFERRED STOCK

                                       OF

                         DUNES HOTELS AND CASINOS, INC.

                                       BY

                         DUNES HOTELS AND CASINOS, INC.

      The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated October 31, 2000 (the "Offer to Purchase") and the applicable Letter(s) of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by Dunes Hotel and Casinos Inc., a New York corporation (the "Dunes"), to purchase all of the shares of its Common Stock, $0.50 par value (the "Common Shares"), and Series B, $7.50 Cumulative Preferred Stock, $0.50 par value (the "Preferred Shares"), at a purchase price of $1.00 per Common Share and $30.00 per Preferred Share, in each case net to the seller in cash without interest thereon and subject to reduction for any applicable federal backup or other withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer. The term "Share" means either a Common Share or a Preferred Share, as applicable.



      This will instruct you to tender to the Dunes the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

--------------------------------
Class of Shares    Number of          SIGN HERE
 to be Tendered   Shares to be
                   Tendered*
--------------------------------

                                      ---------------------------------
Common Stock                          Signature(s)

--------------------------------

                                      ---------------------------------
Preferred Stock                       Please type or print name(s)

--------------------------------
                                      ---------------------------------

                                      ---------------------------------
                                      Please type or print address

                                      ---------------------------------
                                      Area Code and Telephone Number

                                      ----------------------------------
                                      Taxpayer Identification or Social
                                      Security Number

                                      Dated: ____________, 2000





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*     Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.